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Exhibit 23.2

Report of Independent Registered Public Accounting Firm
on
Financial Statement Schedules

        To the Stockholders and Directors of Griffin Land & Nurseries, Inc.

        Our audits of the consolidated financial statements referred to in our report dated February 24, 2005, except for Note 13 for which the date is October 3, 2005, appearing in the 2004 Annual Report on Form 10-K/A of Griffin Land & Nurseries, Inc. also included an audit of the financial statement schedules listed in Item 15(a)(2) of this Form 10-K/A. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

        As discussed in Note 13 to the consolidated financial statements included in Item 8 of the Form 10-K/A, the consolidated financial statements as of November 27, 2004 and November 29, 2003 and for each of the three fiscal years in the period ended November 27, 2004 have been restated.

Hartford, Connecticut February 24, 2005, except for Note 13 for which the date is October 3, 2005

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  Exhibit 23.2
Report of Independent Registered Public Accounting Firm on Financial Statement Schedules